Exhibit 99(a)(5)

                        AGREEMENT OF SALE AND ASSIGNMENT

The selling Limited Partner (the "Seller") does hereby sell, assign, transfer, convey and deliver to Equity Resource Dover Fund, a Massachusetts Limited Partnership, or its designee ("Equity Resource Dover Fund" or the "Purchaser"), all of the Seller's right, title and interest in the units (the "Units") of limited partnership interests in 1999 Broadway Associates Limited Partnership, (the "Partnership") being sold pursuant to this Agreement of Sale and Assignment ("Agreement") and indicated on the signature pages to this Agreement, for a purchase price of $10,000 per Unit less the amount of any distributions declared or paid from any source by the Partnership with respect to the Units after April 20, 2005 without regard to the record date, whether such distributions are classified as a return on, or a return of, capital.

The Seller hereby represents and warrants to the Purchaser that the Seller owns all of the Units being sold hereunder and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. The Seller represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or hold of record more than 5 percent of the outstanding Units. The Seller also represents and warrants that in deciding to sell the Units to the Purchaser, the Seller has not relied upon any representation or warranty made by the Purchaser or any agent of the Purchaser with respect to the value of the Units or the income tax consequences of the sale of the Units. The assignment of Units pursuant to this Agreement shall include, without limitation, all rights and interests in, and claims to, any Partnership profits and losses, cash distributions, voting rights, proceeds from the sale of the Partnership's assets, settlements and awards and other benefits of any nature whatsoever, distributable or allocable to an assignee of Units under the Partnership's Agreement of Limited Partnership ("Partnership Agreement"). In addition, the Seller and the Equity Resource Dover Fund agree that the Equity Resource Dover Fund shall be admitted as a substitute Limited Partner of the Partnership in the place and stead of the Seller, and that in such capacity, the Equity Resource Dover Fund be given all of the rights and interests in the Partnership that a substitute Limited Partner is entitled to under the Partnership Agreement, including without limitation information and inspection rights. If, by operation of law, the transfer of any of the foregoing rights and interests to the Equity Resource Dover Fund is unenforceable, the Equity Resource Dover Fund shall receive such lesser rights and interests to which it is entitled under the applicable law.

Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units. By executing this Agreement, Seller assigns to Purchaser (i) the Seller's right to pursue any legal or other action of recovery against any person or entity which might be liable in any way to the Seller as a result of his purchase or ownership of the Units (or any interest therein) being sold hereby and (ii) any existing or future rights arising from the refusal of the Partnership or its General Partner to recognize the substitution of Purchaser as a limited partner, the assignment of Seller's beneficial ownership of the Units to Purchaser, or the assignment of claims effected by clause (i) of this sentence. Any damages or recoveries resulting from such actions, whether initiated by the Purchaser or by other parties will be due and payable to the Purchaser.

Seller does hereby direct and instruct the Partnership and the General Partner immediately upon their receipt of this Agreement of Sale, which includes a power of attorney appointing the Purchaser as the Seller's true and lawful agent and attorney-in-fact, (i) to amend the books and records of the Partnership to change the Seller's address of record for purposes of mailing distributions with respect to the Units being sold hereby to Equity Resource Dover Fund c/o Equity Resource Investments, LLC, 44 Brattle Street Cambridge, MA 02138 and (ii) to forward all distributions and all other information relating therein to be received by Seller to Equity Resource Dover Fund to the address set forth in (i) above.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Notwithstanding any refusal by the General Partner to recognize the assignment and/or to admit the Equity Resource Dover Fund as a substitute Limited Partner of the Partnership, and notwithstanding any factor rendering this Agreement invalid or unenforceable as to third parties, this Agreement is a valid and enforceable agreement between the Seller and the Equity Resource Dover Fund and their representatives or successors in interest, and is irrevocable and may not be withdrawn or rescinded following execution and delivery by the Seller.

Each of the Parties hereto agrees to promptly execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transaction referred to herein or reasonably requested by the other party to perfect or evidence its or his rights hereunder. Upon completion and recording of the transfer of Units to the Purchaser, the Purchaser accepts all of the terms and conditions of the Partnership Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Should either party hereto commence any proceeding to enforce the provisions of this Agreement, then and in such event, the prevailing party in any such proceeding or action shall be entitled to reimbursement of its or his costs, including attorney's fees, incurred in the investigation and prosecution of such proceeding or action.

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed invalid or unenforceable in any jurisdiction, such provision shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction.

The selling Limited Partner (the "Seller"), upon execution of this Agreement, hereby irrevocably constitutes and appoints Equity Resource Dover Fund (the "Purchaser") as its true and lawful agent and attorney-in-fact with respect to the Units in the Partnership being sold hereby with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the assignment of the Units being sold hereby on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the assignment of the Units, (ii) vote, execute and deliver written consents, or otherwise act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units being sold hereby, to the same extent and with the same effect as Seller might or could do under any applicable laws or regulations governing the rights and powers of limited partners of a District of Columbia limited partnership (iii) deliver the Units being sold hereby and transfer ownership of such Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf and/or on its own behalf any and all payments received by Purchaser from the Partnership for any period on or after April 20, 2005 which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf and/or on its own behalf, any applications for transfer and any distribution agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement,
(vi) receive all distributions and inspect and amend the books and records of the Partnership, including Seller's address and records, to direct all distributions to Purchaser as of the effective date of this Agreement, (vii) request an accounting of the affairs of the Partnership. Purchaser shall not be required to post bond of any nature in connection with this power of attorney, and (viii) in the event that the General Partner of the Partnership refuses to either transfer the Seller's Units to the Purchaser or to admit the Purchaser as a substitute limited partner, take legal action, as the Seller's true and lawful agent and attorney-in-fact, on behalf of the Seller and/or on its own behalf, to enforce this Agreement of Sale.

EXECUTED THIS DATE: ____________________     NUMBER OF UNITS OWNED: _________

BY:  PURCHASER                              BY:  LIMITED PARTNER/SELLER


Equity Resource Dover Fund                       -------------------------------
                                                                       Signature


-----------------------------                    -------------------------------
                                                 Name and Social Security Number


                                                 -------------------------------
                                                                       Telephone

                                        BY:  JOINT LIMITED PARTNER OR CUSTODIAN
                                                                   (if required)


NAME 1                                           -------------------------------
NAME 2                                                                 Signature
ADDRESS 1
ADDRESS 2                                        -------------------------------
CITY, ST ZIP                                     Name and Social Security Number

UNITS OWNED: UNITS

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